UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                          ----------------------

                               FORM 8-K

                             CURRENT REPORT

  Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

    	Date of Report (Date of Earliest Event Reported) June 30, 2004

                        CENTRAL NATURAL RESOURCES, INC

       	(Exact name of registrant as specified in its charter)

    Delaware                       0-1392                  44-0195290
-------------------------      -----------------------   ------------------
(State or other jurisdiction   (Commission File Number)  (I.R.S. Employer
of incorporation or                                      Identification No.)
organization)

911 Main Street, Suite 1710, Kansas City, Missouri              64105
------------------------------------------------------          ---------
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code          816/842-2430
                                                            -------------
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


Title of each class               Name of each Exchange on which Registered
-------------------               -----------------------------------------
None                              None


SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                   Common Stock ($1 Par Value)
                   ---------------------------
                        (Title of Class)

Items 1-4 - NONE

Item 5 - OTHER EVENTS

On June 30, 2004, Central Natural Resources, Inc. (CTNR) announced the filing of a Form 15 with the Securities and Exchange Commission (SEC) to terminate registration of CTNR's common stock under the Securities Exchange Act of 1934.

Upon the filing of the Form 15, the obligations of CTNR to file with the SEC certain reports and forms, including 10-K, 10-Q and 8-K ceased. Upon the final effective date of the Form 15, which is anticipated to be within 90 days of filing, the obligations of CTNR to file proxy statements with the SEC will cease and CTNR's common stock will no longer be eligible for quotation on the OTC Bulletin Board. CTNR, however, does plan to voluntarily file its quarterly report on form 10-Q for the period ended June 30, 2004 on or before the due date of August 13, 2004.

Forward-looking Statements:
Certain matters discussed within this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although management of CTNR believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Important factors that could cause actual results to differ materially are included but are not limited to those listed in the CTNR Annual report on Form 10-K for the year ended December 31, 2003, under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Contact:
Central Natural Resources, Inc.
Phelps C. Wood, CEO
415-566-5320
phelpsw@centralholdings.com
Gary J. Pennington, General Mgr.
816-842-2430
garyp@centralholdings.com

Items 6-12 - NONE

                                       SIGNATURES
                                       ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, Central Natural Resources Inc., has caused this certification/notice to be signed on its behalf by the undersigned duly authorized person.

Date:       	June 30, 2004                By:  /s/ Phelps C. Wood
            -------------------              ----------------------------
                                             Phelps C. Wood
                                             President and CEO